                                                                      EXHIBIT 10

                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
                            555 West Flower Street
                         Los Angeles, California 90071
                                (213) 683-6000

                                 July 30, 1997

Atlas Insurance Trust
794 Davis Street
San Leandro, California 94577


Ladies and Gentlemen:


          We have acted as counsel to Atlas Insurance Trust, a Delaware business trust (the "Trust"), in connection with the issuance of an indefinite number of shares of beneficial interest ("Shares") in the Atlas Balanced Growth Portfolio series of the Trust (the "Fund") in a public offering pursuant to a Registration Statement on Form N-1A (Registration No. 33-20899), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

          In our capacity as counsel for the Trust, we have examined the Certificate of Trust of the Trust dated October 22, 1996, the Declaration of Trust of the Trust dated January 27, 1997, the bylaws of the Trust, originals or copies of actions of the Trustees as furnished to us by the Trust, certificates of public officials, statutes and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

          Based upon our examination as aforesaid, we are of the opinion that the Shares are duly authorized and, when purchased and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement.

                                    Very truly yours,


                          PAUL, HASTINGS, JANOFSKY & WALKER LLP